UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2021

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37401	46-5212033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

(615) 771-3052

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2021, Community Healthcare Trust Incorporated (the “Company”), as borrower, entered into a third amended and restated credit agreement (the “Third Amended and Restated Credit Agreement”) with a syndicate of lenders, under which Truist Bank serves as administrative agent.

The Third Amended and Restated Credit Agreement is described in further detail in Item 2.03 below.

The summary of the Third Amended and Restated Credit Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

The Third Amended and Restated Credit Agreement amends and restates the Second Amended and Restated Credit Agreement dated as of March 29, 2017, by and among the Company’s operating partnership, Community Healthcare OP, LP, several banks and financial institutions party thereto as lenders (collectively, the “Lenders”), and SunTrust Bank (the predecessor in interest to Truist Bank), as the administrative agent. The Third Amended and Restated Credit Agreement allows the Company to borrow, through the accordion feature, up to $600.0 million, including the ability to add and fund incremental term loans (the “Third Amended and Restated Credit Facility”).

The Third Amended and Restated Credit Facility includes:

(i)	a $150.0 million revolving credit facility in favor of the Company (the “Revolving Facility”), which matures in March 2026 and includes a single twelve-month extension option;

(ii)	the existing five-year term loan facility in the aggregate principal amount of $50.0 million (the “A-2 Term Loan”), which will mature in March 2024;

(iii)	the existing seven-year term loan facility in the aggregate principal amount of $75.0 million (the “A-3 Term Loan”), which will mature in March 2026;

(iv)	a new seven-year term loan facility in the aggregate principal amount of $125.0 million (the “A-4 Term Loan”), which will mature in March 2028; and

(v)	an accordion feature that provides the Company with additional capacity, subject to the satisfaction of customary terms and conditions, including obtaining additional commitments from Lenders, of up to $200.0 million.

The Company will use the proceeds of the A-4 Term Loan to repay its existing $50.0 million A-1 term loan and outstanding amounts under its Revolving Facility. Amounts outstanding under the Revolving Facility will bear annual interest at a floating rate equal to LIBOR plus a margin ranging from 1.25% to 1.90% (currently, 1.65%). Amounts outstanding under the A-2 Term Loan will bear annual interest at a floating rate equal to LIBOR plus a margin ranging from 1.45% and 2.10% (currently, 1.85%), and amounts outstanding under the A-3 and A-4 Term Loans will bear annual interest at a floating rate equal to LIBOR plus a margin ranging from 1.65% to 2.30% (currently, 2.05%). The Company may elect to apply lower margins to the annual interest rate after it obtains an investment grade rating of BBB-/Baa3 (or the equivalent) from either Standard & Poor or Moody’s. Further, the Company may elect to convert LIBOR borrowings to borrowings based on a floating annual interest rate established as the “prime lending rate” by Truist Bank, and any prime rate borrowings will be subject to margins ranging from 0.25% to 0.9% for the Revolving Facility, from 0.45% to 1.10% for the A-2 Term Loan, and from 0.65% to 1.30% for the A-3 and A-4 Term Loans. Payments due under the Third Amended and Restated Credit Facility are interest only, with the full amount of the principal due at maturity. The Third Amended and Restated Credit Facility may be prepaid at any time, without penalty.

The Company’s ability to borrow under the Third Amended and Restated Credit Facility is subject to its ongoing compliance with a number of customary affirmative and negative covenants, including limitations with respect to liens, indebtedness, distributions, mergers, consolidations, investments, restricted payments and asset sales, as well as financial maintenance covenants. The Third Amended and Restated Credit Facility includes customary events of default, the occurrence of which, subject to certain cure periods, permits the Lenders to terminate commitments to lend under the Third Amended and Restated Facility and accelerate payment of all amounts outstanding thereunder.

The Company intends to enter into interest rate swap agreements that fix the interest rates on the entire A-4 Term Loan. Based on current conditions, this will result in fixed interest rates in the range of 3.35% to 3.65% for the A-4 Term Loan depending on the Company’s leverage, market conditions, and other factors.

Item 7.01	Regulation FD Disclosure.

On March 19, 2021, the Company issued a press release announcing the closing of the Third Amended and Restated Credit Facility. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

This information furnished pursuant to this Item 7.01, including exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement, dated as of March 19, 2021, by and among Community Healthcare Trust Incorporated, as borrower, the several banks and financial institutions party thereto as lenders, and Truist Bank, as administrative agent

99.1	Press release dated March 19, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Healthcare Trust Incorporated

Date: March 19, 2021	By:	/s/ David H. Dupuy
	Name:	David H. Dupuy
	Title:	Executive Vice President and Chief Financial Officer